UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

SOLAR ENERTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-120926	98-0434357
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1600 Adams Drive
Menlo park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (650) 688-5800

Safer Residence Corporation
Unit #64044 – 528B Clarke Road
Coquitlam, British Columbia,
Canada V3J 7V6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

In May of 2006, Morgan & Company, Chartered Accountants, the Company’s certifying accountant, advised the Company that, although it was a Canadian firm and PCAOB registered, it could not continue its engagement as the Company’s principal accountant given that the Company’s operations, management and control were moving to China. SEC rules do not, in general, permit foreign auditors to audit domestic reporting issuers unless there is a significant or substantial connection to the jurisdiction in which the foreign auditor is resident.

As a result, the Company has engaged Malone & Bailey, PC Certified Public Accountants of Houston, Texas as the Company’s principal accountant.

The change in certifying accountant is effective on September 11, 2006. Malone & Bailey have been engaged to audit the Company’s year end financial statements for the fiscal year ending September 30, 2006.

Save and except as disclosed below, Morgan & Company did not, for either of the past two years or to the date of the change of certifying accountant, produce a report on the financial statements of the Company which contained an adverse opinion or disclaimer of opinion. Save and except as disclosed below, their reports were not modified as to uncertainty, audit scope or accounting principles.

The financial statements audited by Morgan & Company for the fiscal years ended September 30, 2005 and September 30, 2004 contained a modified opinion because factors including the Company’s net loss and its not having obtained profitable operations raised substantial doubt that the Company would be able to continue as a going concern.

The decision to change certifying accountants was approved by resolution of the directors of the Company effective the 9th day of September, 2006. In the resolution, the directors noted their thanks for the contribution made by Morgan & Company to the Company in the past.

For either of the past two years and to the date of the change in certifying accountant, there were no reportable events as described in Regulation S-K 229.304(a)(1)(v). There were no disagreements, for either of the past two years and to the date of the change of certifying accountant, with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure of any kind, including any which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Morgan & Company was not, prior to its appointment or in the previous two most recent fiscal years of the Company, consulted by the Company as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting for an auditing or financial reporting issue.

EXHIBITS

16.1	Letter from former principal accountants, Morgan & Company

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2006	SOLAR ENERTECH CORP.

	By:	/s/ Leo Shi Young
Leo Shi Young
President